SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                         FIRST DEFIANCE FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                       FIRST DEFIANCE FINANCIAL CORP.
                               601 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 782-5015


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of First Defiance Financial Corp., Defiance, Ohio ("First Defiance") will be held at the home office of its subsidiary First Federal Bank of the Midwest, located at 601 Clinton Street, Defiance, Ohio 43512, Tuesday, April 23, 2002 at 1:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect three (3) directors for three-year terms, and until their successors are elected and qualified;

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other business.

     The Board of Directors has fixed March 8, 2002 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                           BY ORDER OF THE BOARD OF DIRECTORS


                           /s/William J. Small
                           -------------------
                           William J. Small
                           Chairman, President and Chief Executive Officer
Defiance, Ohio
March 20, 2002

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY TELEPHONE OR OVER THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME BEFORE IT IS EXERCISED.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                         First Defiance Financial Corp.
                               601 Clinton Street
                              Defiance, Ohio 43512



                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                 April 23, 2002

General

     This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of First Defiance Financial Corp., Defiance, Ohio ("First Defiance"). Proxies are being solicited on behalf of the Board of Directors of First Defiance to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the home office of First Federal Bank of the Midwest ("First Federal") located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday April 23, 2002 at 1:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 20, 2002.

Proxies

     The proxy solicited hereby, if properly submitted to First Defiance and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of First Defiance written notice thereof (John W. Boesling, Secretary, First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512); (ii) submitting a valid proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving notice of revocation to the Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Voting Rights

     Only shareholders of record at the close of business on March 8, 2002 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 6,874,448 shares of Common Stock issued and outstanding and First Defiance had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The proposal for election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Beneficial Ownership

     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), known to First
Defiance to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and each person nominated to become a director of First Defiance, (iii) the executive officers of First Defiance named in the Summary Compensation Table set forth under "Executive Compensation," and (iv) all directors and executive officers of First Defiance as a group.

                                        Amount and Nature of
Name of Beneficial Owner or          Beneficial Ownership as of     Percent of
Number of Persons in Group                  March 8, 2002 (1)      Common Stock
--------------------------           ---------------------------   ------------

First Defiance Financial Corp.
 Employee Stock Ownership Plan             720,065   (2)              10.47%
Private Capital Management                 578,191   (3)               8.41%
Dimensional Fund Advisors, Inc.            543,089   (4)               7.90%
William J. Small                           166,045   (5)               2.38%
Don C. Van Brackel                         271,609   (6)               3.90%
Dr. John U. Fauster III                     68,388   (7)(8)                 (9)
Dr. Marvin J. Ludwig                        71,716   (10)(11)          1.04%
Stephen L. Boomer                           47,101   (12)                   (9)
Thomas A. Voigt                             30,176   (12)(13)               (9)
Dr. Douglas A. Burgei                       32,458   (12)                   (9)
Gerald W. Monnin                            52,669   (14)                   (9)
Peter Diehl                                 20,128   (15)                   (9)
James L. Rohrs                              26,326   (16)                   (9)
John C. Wahl                               120,620   (17)              1.74%
All directors and executive
 officers as a group (11 persons)          890,893   (18)             12.19%

(Footnotes on next page)

(1) Unless otherwise indicated, the named person has sole voting power and sole investment power with respect to the indicated shares.

(2) Shares owned by First Defiance Financial Corp. Employee Stock Ownership Plan ("ESOP") which have been allocated to persons listed in this beneficial ownership table are also included in those persons' holdings.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 15, 2002, Private Capital Management ("PCM") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM has reported shared voting and investment power over 556,191 shares of Common Stock. Gregg J. Powers, President of PCM, has reported shared voting and investment power over the same 556,191 shares of Common Stock. Bruce S. Sherman, Chief Executive Officer of PCM, has reported shared voting and investment power over 561,191 shares of Common Stock, (including the 556,191 shares also reported by PCM and Mr. Powers) and sole voting and investment power over an additional 17,000 shares of Common Stock.

(4) Based on Schedule 13G dated January 30, 2002, filed with the SEC on January 30, 2002, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses both voting and investment power over 543,089 shares of Common Stock. All 543,089 shares reported are owned by the entities for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(5) Includes 11,373 shares which have been allocated to Mr. Small's account in the ESOP and 107,100 shares that may be acquired upon the exercise of stock options.

(6) Includes 137,046 shares owned with shared voting and investment power, 16,347 shares held in trust for the 1996 Management Recognition Plan and Trust ("MRP") which vest after 60 days for which Mr. Van Brackel is a trustee, 25,442 shares that have been allocated to Mr. Van Brackel's account in the ESOP and 92,774 shares that may be acquired upon the exercise of stock options.

(7) Includes 310 shares that vest within 60 days under the MRP and 40,631 shares that may be acquired upon the exercise of stock options.

(8)  Includes 1,000 shares owned with shared voting and investment power.

(9)  Less than 1% of the total outstanding shares of Common Stock.

(10) Includes 310 shares that vest within 60 days under the MRP and 35,631 shares that may be acquired upon the exercise of stock options.

(11) Includes 1,431 shares owned with shared voting and investment power.

(12) Includes 310 shares that vest within 60 days under the MRP and 19,041 shares that may be acquired upon the exercise of stock options.

(13) Includes 1,330 shares owned with shared voting and investment power.

(14) Includes 1,555 shares that vest within 60 days under the MRP and 15,154 shares that may be acquired upon the exercise of stock options.

(15) Includes 1,555 shares that vest within 60 days under the MRP and 14,376 shares that may be acquired upon the exercise of stock options.

(16) Includes 640 shares that vest within 60 days under the MRP, 495 shares that have been allocated to Mr. Rohrs' account in the ESOP and 10,600 shares that may be acquired upon the exercise of stock options.

(17) Includes 16,347 shares held in trust for the MRP which vest after 60 days for which Mr. Wahl is a trustee, 1,600 shares that vest within 60 days under the MRP, 14,714 shares that have been allocated to Mr. Wahl's account in the ESOP and 60,000 shares that may be acquired upon the exercise of stock options.

(18) Includes options to purchase 433,389 shares, 6,900 shares that vest within 60 days under the MRP, 52,027 shares allocated to the accounts of executive officers in the ESOP, and 16,347 shares held in trust for the MRP which vest after 60 days for which Mr. Van Brackel and Mr. Wahl are trustees.

             INFORMATION REGARDING NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

     First Defiance's Board of Directors is composed of nine members, divided into three classes. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually.

     At the Annual Meeting, shareholders of First Defiance will be asked to elect three directors for three year terms expiring in 2005, and in each case until their successors are elected and qualified. Two of the nominees, Dr. Fauster and Mr. Voigt, currently serve as directors of First Defiance. The third nominee, Mr. Rohrs, is currently an Executive Vice President of First Defiance and President and Chief Operating Officer of First Federal.

     Unless otherwise directed, each valid proxy submitted by a shareholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Information Regarding Nominees for Director and Continuing Directors

     The following tables present information concerning each nominee for director and each director whose term continues.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        NOMINEES BE ELECTED AS DIRECTORS


          NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 2005


                               Positions Held at               Director
      Name           Age        First Defiance                 Since (1)
------------------- ----- ---------------------------    -----------------
Dr. John U. Fauster  64           Director                     1975

Thomas A. Voigt      59           Director                     1995

James L. Rohrs       54     Executive Vice President
                            of First Defiance and
                            President and Chief
                            Operating Officer of
                            First Federal                      N/A


                      DIRECTORS WITH TERMS EXPIRING IN 2003

                                     Positions Held at            Director
      Name                 Age        First Defiance              Since (1)
-------------------       ----- ---------------------------    -----------------
Don C. Van Brackel         63        Director, Vice Chairman       1979

Dr. Douglas A. Burgei      47        Director                      1995

Gerald W. Monnin           63        Director                      1997





(Footnotes on next page)

                      DIRECTORS WITH TERMS EXPIRING IN 2004

                                Positions Held at            Director
      Name            Age        First Defiance              Since (1)
-------------------  ----- ---------------------------    -----------------
William J. Small      51    Chairman, President
                            and Chief Executive Officer       1998

Stephen L. Boomer     51    Director                          1994

Peter A. Diehl        51    Director                          1998


(1) Each director also serves as a director of First Federal, a wholly owned subsidiary of First Defiance. The indicated year includes service as a director of First Federal prior to the formation of First Defiance in 1995.

     The business experience of each of the nominees or directors for at least the past five years is as follows:

     John U. Fauster III, D.D.S. Dr. Fauster retired from the practice of dentistry during 2000. Prior to that he was affiliated with the Defiance Dental Group, Defiance, Ohio. He has been a director since 1975 and currently serves as a member of the Executive and Loan Review, Audit, Investment and Long Range Planning Committees.

     Thomas A. Voigt. Mr. Voigt is Vice President and general manager of the Bryan Publishing Company, commercial printers and publishers of The Bryan Times, The Countyline, The Montpelier Leader Enterprise and Realty Northwest. He was appointed to the board in August 1995 and he serves as Chairman of the Long Range Planning Committee and as a member of the Compensation and MRP - Stock Options Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

     James L. Rohrs. Mr. Rohrs has served as an Executive Vice President of First Defiance and as President and Chief Operating Officer of First Federal since August 1999. He is standing for election to his first term as a director. He joined First Defiance in his present capacity in August 1999. Prior to joining First Defiance, Mr. Rohrs was employed by Huntington National Bank for 27 years. From 1994 to 1999 Mr. Rohrs served as Business Banking Product Manager for Huntington's bank-wide small business market segment. Prior to that he was regional executive for Huntington's Northwest Ohio region. Mr. Rohrs is a member of the Leader Mortgage Board Committee and First Insurance and Investments Board of Directors.

     William J. Small. Mr. Small has served as President, Chairman of the Board and Chief Executive Officer of First Defiance and Chairman of the Board and Chief Executive Officer of First Federal since January 1, 1999. He previously served as President and Chief Operating Officer of First Federal from June 1996 through December 31, 1998 and before that he served as Senior Vice President responsible for lending from July 1, 1994. Mr. Small is also Chairman of the Executive Committee, the Loan Review Committee, and The Leader Mortgage Board Committee and a member of the Investment and Trust Committees of First Federal. He is also Chairman of First Insurance and Investments' Board of Directors.

     Stephen L. Boomer. Mr. Boomer is President/Chief Executive Officer and co-owner of Arps Dairy Inc., Defiance, Ohio, a processor and distributor of dairy products. He has been a director since August 1994 and currently serves as Chairman of the Audit Committee and as a member of the MRP - Stock Options Committee and the Trust Committee as well as the First Insurance and Investments Board. He also serves on the Executive and Loan Review Committees on a rotating basis during the year.

     Peter A. Diehl. Mr. Diehl is President/Chief Executive Officer of Diehl, Inc., a privately held company headquartered in Defiance, Ohio which produces canned dairy products and non-dairy creamers for distribution throughout the United States and Asia. He has been a director since April 1998 and currently serves as chairman of the Compensation Committee, as a member of the Audit and Long Range Planning Committees, and as a member of the First Insurance and Investments Board. He also serves on the Executive and Loan Review Committees on a rotating basis during the year.

     Don C. Van Brackel. Mr. Van Brackel has served as Vice Chairman of the First Defiance Board of Directors since January 1, 1999. Prior to that, Mr. Van Brackel served as Chairman of the Board of Directors and Chief Executive Officer of First Defiance and First Federal, from January 1, 1995 until his retirement on December 31, 1998. He was President and Managing Officer of First Federal from July 1992 until June 1996 and has been a director since 1979. Mr. Van Brackel is a member of the Executive, Loan Review, Investment, Long Range Planning, Compensation, Trust and The Leader Mortgage Board Committees.

     Douglas A. Burgei, D.V.M. Dr. Burgei is a veterinarian practicing in Napoleon, Ohio since 1978. He was appointed to the Board of Directors in August 1995 and he serves as a member of the MRP - Stock Options, Investment and Long Range Planning Committees and serves on the Executive and Loan Review Committees on a rotating basis.

     Gerald W. Monnin. Mr. Monnin is Chairman of the Board of Northwest Controls, a Defiance, Ohio company that distributes high technology electronic automation and control products and systems. He has been a director since April 1997 and serves as a member of the Compensation, Long Range Planning, MRP - Stock Options and The Leader Mortgage Board Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

Executive Officers Who Are Not Directors

     The following sets forth certain information regarding the executive officers of First Defiance who are not directors or nominees, including their business experience for at least the past five years.

     John C. Wahl, Age 41. Mr. Wahl was promoted to Executive Vice President of First Defiance and First Federal in November 1998. He previously was appointed Treasurer in April, 1997 and Senior Vice President and Chief Financial Officer in January, 1997 after having served as Controller since June 1, 1994. Prior to joining First Defiance he was with Ernst & Young LLP, the Company's independent auditors.

Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the 1934 Act requires First Defiance's officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish First Defiance with copies of all Section 16(a) forms they file.

     SEC regulations require that First Defiance disclose any Section 16 filing that was not made by the appropriate due date. Based on a review of the filings for 2001, First Defiance determined that all Section 16 filings were filed by the applicable due date.

The Board of Directors and Its Committees

     Regular meetings of the Board of Directors of First Defiance are held monthly and special meetings of the Board of Directors of First Defiance are held from time to time as needed. Regular meetings of the Board of Directors of First Federal are also held on at least a monthly basis and special meetings of the Board of Directors of First Federal are held from time to time as needed. There were 14 meetings of the Board of Directors of First Defiance and 14 meetings of the Board of Directors of First Federal held during 2001. No director attended fewer than 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2001.

     The  Boards  of  Directors  of  First   Defiance  and  First  Federal  have
established various committees, including Executive, Audit, Compensation, Long Range Planning, MRP - Stock Options and The Leader Mortgage Board Committees.

     The Executive Committee generally has the power and authority to act on behalf of the Board of Directors on important matters between scheduled Board meetings unless specific Board of Directors action is required or unless otherwise restricted by First Defiance's articles of incorporation or code of regulations or its Board of Directors. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee. Mr. Van Brackel served as a permanent member of the Executive Committee in 2001. The remaining directors serve on the Committee on a rotating basis during the year. The Executive Committee met 52 times during 2001.

     The Audit Committee reviews (i) the independent auditors' reports and results of their examination (ii) the OTS and Federal Deposit Insurance Corporation and other regulatory reports, (iii) reports issued in connection with internal audit procedures performed by firms engaged by the Audit Committee and (iv) reports issued by First Federal Bank's Compliance Officer. Drs. Ludwig and Fauster, and Messrs. Diehl and Boomer serve as members of this committee. In January 2000 the Audit Committee adopted and the full Board of Directors ratified a formal Audit Committee Charter.

     The Compensation Committee, consisting of Messrs. Monnin, Voigt, Diehl and Van Brackel and Dr. Ludwig was established by the Board of Directors to oversee the compensation programs provided to First Defiance's management including base salaries, bonuses and benefit plans.

     First Defiance does not have a nominating committee. Nominations are made by the full Board of Directors.

Report of the Audit Committee

     The Audit Committee is comprised of four directors, all of whom are considered "independent" under rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The Audit Committee oversees First Defiance's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2002.

Stephen L. Boomer, Audit Committee Chair
Marvin J. Ludwig, Audit Committee Member
John U. Fauster, III, Audit Committee Member
Peter A. Diehl, Audit Committee Member

March 18, 2002

                             EXECUTIVE COMPENSATION

Summary

     The following table sets forth a summary of certain information concerning the compensation awarded or paid by First Defiance for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of First Defiance and its subsidiaries whose total annual compensation during the year ended December 31, 2001 exceeded $100,000. Positions are listed as of December 31, 2001.

||===========================|========|=======================|==============================|====================||
||                           |        | Annual Compensation   |   Long Term Compensation     |                    ||
||                           |        |         (4)           |                              |                    ||
||                           |        |-----------------------|                              |                    ||
||         Name and          | Year   |Salary    |    Bonus   |           Awards             |     All Other      ||
||    Principal Position     |        | (1)(2)   |     (3)    |                              |    Compensation    ||
||                           |        |          |            |------------------------------|         (6)        ||
||                           |        |          |            |   Stock        Securities    |                    ||
||                           |        |          |            | Grants(5)      Underlying    |                    ||
||                           |        |          |            |                  Options     |                    ||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||                           |        |          |            |             |                |                    ||
|| William J Small,          |  2001  |  $208,432|    $102,502|      --     |        --      |       $17,439      ||
|| Chairman, President and   |  2000  |   197,200|      76,325|      --     |        --      |        21,639      ||
|| Chief Executive Officer   |  1999  |   192,000|      56,857|      --     |        --      |        21,221      ||
||                           |        |          |            |             |                |                    ||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||                           |        |          |            |             |                |                    ||
|| John C. Wahl, Executive   | 2001   |  $129,800|     $56,408|      --     |        --      |       $16,947      ||
|| Vice President, Chief     |  2000  |   125,000|      36,695|      --     |        --      |        20,340      ||
|| Financial Officer and     |  1999  |   117,000|      26,246|      --     |        --      |        17,070      ||
|| Treasurer                 |        |          |            |             |                |                    ||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||---------------------------|--------|----------|------------|-------------|----------------|--------------------||
||                           |        |          |            |             |                |                    ||
|| James L. Rohrs, Executive |  2001  |  $150,000|     $63,279|    $34,800  |      40,000    |       $17,439      ||
|| Vice President, President |  2000  |   135,000|      44,594|         --  |         600    |         2,693      ||
|| and Chief Operating       |  1999  |    43,735|          --|     34,920  |      25,000    |            --      ||
|| Officer of First Federal  |        |          |            |             |                |                    ||
||===========================|========|==========|============|=============|================|====================||

(Footnotes on next page)

(1) Includes amounts deferred by Messrs. Small, Wahl and Rohrs pursuant to First Defiance's deferred compensation program.

(2)  Mr. Rohrs 1999 compensation is from his August 30, 1999 hire date.

(3) Bonus amounts reflect amounts earned during the fiscal year as determined by the Compensation Committee, including amounts which are paid in the following year.

(4) Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of First Defiance, the costs to First Defiance of providing such benefits to any individual executive during each of the years presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(5) Represents the grant of 3,200 and 3,211 shares of restricted Common Stock to Mr. Rohrs in April 2001 and August 1999, respectively under the 1996 MRP. All shares granted under this program vest 20% per year over five years on the anniversary date of the grant. Unvested shares are forfeited upon termination or retirement. The awards to Mr. Rohrs had a fair value at December 31, 2001 of $48,640 and $48,807 respectively.

(6) Consists of amounts allocated by First Defiance on behalf of Messrs. Small, Wahl and Rohrs pursuant to the ESOP and matching and profit sharing contributions pursuant to First Defiance's 401(k) Plan.

Stock Options

     The following table provides information relating to option grants made in 2001 to the individuals named in the Summary Compensation Table.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential realizable
                                                                                          value at assumed
                                                                                       annual rates of stock
                                            Individual Grants                            price appreciation
                                                                                          for option terms
                        -----------------------------------------------------------    -----------------------
                                           Percent
                            Number of      of total
                            securities     options
                            underlying     granted
          Executive         options        to             Exercise      Expiration
           Officer           granted       employees       Price           date           5%           10%
                                            in 2001
       ----------------     -----------    ----------     ---------     -----------    ---------    ----------

       James L. Rohrs       40,000 (1)       17.1%         $14.00          2011        $352,181     $892,496

       --------------------------------

(1) Options were granted under the 2001 Stock Option and Incentive Plan and vest 20% per year on the anniversary date of the grant.

     The following table sets forth certain information concerning options held at December 31, 2001 under the 1993 Stock Incentive Plan, the 1996 Stock Option Plan and the 2001 Stock Option and Incentive Plan. No options were exercised by any of the named executives during 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                        Shares                                 Number of
                     Acquired on    Value                Securities Underlying                   Value of Unexercised
         Name          Exercise     Realized                  Unexercised                    In-the-Money Options at Year
                                                          Options at Year End                          End (1)
-------------------- ------------   ----------      --------------------------------       ---------------------------------
                                                    Exercisable       Unexercisable        Exercisable       Unexercisable
                                                    -----------       --------------       -------------     ---------------

William J. Small          --            --           107,100                  --              $505,570                 --
James L. Rohrs            --            --            10,600              55,000                39,185           $102,563
John C. Wahl              --            --            60,000                  --               253,250                 --

--------------------

(1) Based on a per share market price of $15.20 at December 31, 2001 and exercise prices ranging from $10.375 per share to $14.00 per share.

Report of the Compensation Committee

     In order to provide compensation levels comparable to its peers and to provide incentives for achieving improved performance, the Compensation Committee recommended and the Board of Directors adopted an incentive-based executive salary program which will provide the Chief Executive Officer with a base salary targeted at approximately 70% of total cash compensation with the remaining 30% consisting of an incentive bonus. Other members of senior management participate under a similar program, with base targets ranging from 70% to 80% of total compensation and incentive bonus targets ranging from 20% to 30%. Under the program, senior management would attain targeted levels of compensation only upon realizing prescribed levels of performance established by the Board.

     The Committee evaluates the base salaries of the executive officers of First Defiance and its subsidiaries annually. An executive officer's base salary is determined based upon longevity with First Defiance, the effectiveness of such individual in performing his duties, peer averages at the position in question and First Defiance's overall performance. No particular weight is assigned to these variables. The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for the executive officers of First Defiance and its subsidiaries when compared to its peer group. The incentive component, as described below, which requires First Defiance to achieve specific goals before additional compensation is paid, is the element which is designed to make total compensation for each of the executive officers comparable with executive compensation for executive officers in First Defiance's peer group.

     For 2001, the Board of Directors prescribed that certain target measurements be met in order to fund the executive compensation pool. The components measured included diluted earnings per share, growth in combined net interest income and non-interest income, and the efficiency ratio. The Plan provides for threshold, target and maximum payout levels with achievement of targets resulting in 100% payouts. The formula provides for payouts in excess of 100% of the bonus pools if target levels are exceeded. Based on 2001 financial results, 129.14% of the targeted executive bonus pool was funded.

Peter A. Diehl, Compensation Committee Chair
Marvin J. Ludwig, Compensation Committee Member
Thomas A. Voigt, Compensation Committee Member
Don C. Van Brackel, Compensation Committee Member
Gerald W. Monnin, Compensation Committee Member

Performance Graph

     The following graph compares the yearly cumulative total return on the Common Stock for the last five years with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), (ii) the yearly cumulative total return on stocks included in the Nasdaq Bank Stock Index and (iii) the SNL Midwest Thrift Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                          First Defiance Financial Corp

[Graphic-Performance Graph]


                                                                Period Ending
                                   ------------------------------------------------------------------------
Index                                  12/31/96    12/31/97    12/31/98   12/31/99    12/31/00    12/31/01
-----------------------------------------------------------------------------------------------------------
First Defiance Financial Corp.           100.00      132.32      120.96      92.15      100.14      144.93
NASDAQ - Total US                        100.00      122.48      172.68     320.89      193.01      153.15
NASDAQ Bank Index                        100.00      167.41      166.33     159.89      182.38      197.44
SNL Midwest Thrift Index                 100.00      161.16      148.90     123.79      166.95      192.00


Directors' Compensation

     During the year ended December 31, 2001, each outside member of the Board of Directors of First Defiance received an annual fee of $16,580 plus an additional fee of $400 per First Defiance or First Federal Board meeting attended (back-to-back First Defiance and First Federal board meetings are considered one meeting for purposes of this fee). Outside directors have the option to defer up to $5,000 of their annual fees pursuant to a deferred compensation plan. Directors also received a $500 annual fee for each committee they serve on and a $100 fee for each committee meeting attended ($200 for committee chairman), with the exception of rotating service on the Executive Committee and service on The Leader Mortgage Board Committee. For service on the Executive Committee, Outside directors received $100 per meeting attended during their term as members. For service on The Leader Mortgage Board Committee, outside directors received $500 for each meeting attended. For service on the First Insurance and Investments Board, outside directors received $300 for each meeting attended.

     As Vice Chairman of the Board, Mr. Van Brackel is paid an annual salary of $63,000. Mr. Van Brackel is receiving that salary in lieu of any other director's compensation. He has the option to defer up to $10,000 of his annual salary pursuant to the deferred compensation plan. Mr. Small does not receive any additional compensation for his service on the Board of Directors.

Employment Agreements

     First Defiance has entered into employment agreements with Messrs. Small, Rohrs, and Wahl (the "Executives"). The form of employment agreement for each of the Executives is substantially the same and provides each officer with a three-year term of employment commencing on the date of the agreement. Each year, the Board of Directors of First Defiance considers and reviews the extension of the terms of each agreement and extends the term unless either party gives notice of non-renewal to the other party.

     The employment agreements are terminable with or without cause by First Defiance. The Executives have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by First Defiance for cause, disability, retirement or death. However, in the event that (i) an Executive terminates his employment because of failure of First Defiance to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by an Executive for Good Reason, as defined, an Executive would be entitled to 2.99 times the average annual compensation paid to him by First Defiance during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as senior officer of First Defiance as well as continued participation in employee benefit plans of First Defiance (other than retirement plans and stock compensation plans) until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreements to include the assignment by First Defiance to the Executive of any duties which, in the Executive's good faith determination, are materially inconsistent with the Executive's positions, duties, responsibilities and status with First Defiance prior to such assignment or prior to a change in control of First Defiance.

     The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, then such payments and benefits received thereunder would be reduced, in the manner determined by First Defiance, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being nondeductible by First Defiance for federal income tax purposes. Excess parachute payments generally would be defined as payments in excess of three times the recipient's average annual compensation from First Defiance includable in the recipients gross income during the most recent five taxable years ending before the date on which a change in control of First Defiance or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by First Defiance as compensation expense for federal income tax purposes.

Indebtedness of Management

     First Defiance had no loans outstanding during 2001 in excess of $60,000 to any director, nominee for election as a director or executive officer of First Defiance, any member of the immediate family of any such person or to certain corporations, organizations or trusts affiliated with any such person, except loans made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other unfavorable features.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001, and has reported on the Company's consolidated financial statements. Fees for the last fiscal year paid to Ernst & Young LLP were as follows:

     Audit Fees: During the year ended December 31, 2001, First Defiance incurred fees totaling $125,000 to Ernst & Young LLP for professional services in connection with the audit of First Defiance's annual financial statements and the review of financial statements included in First Defiance's Forms 10-Q.

     Financial Information Systems Design and Implementation Fees: During the 2001 fiscal year, First Defiance incurred no fees to Ernst & Young LLP for professional accounting services to design, implement or manage, hardware or software that collects or generates information significant to First Defiance's financial statements

     All Other Fees: During fiscal year 2001, First Defiance incurred fees totaling $248,840 to Ernst & Young LLP for all accounting services other than the services discussed in "Audit Fees". These fees including audit related services of $129,740, and non-audit services of $119,100. Audit related services generally include fees for pension and mortgage banking compliance audits, accounting consultations, internal audit services at The Leader Mortgage Company, and SEC registration statements. Non-audit services include tax return compliance and tax planning and mergers and acquisition consulting including tax consulting. The Audit Committee has determined that the provision of these additional services is compatible with maintaining Ernst & Young LLP's independence.

     Representatives of the firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     Each proxy confers discretionary authority on the Board of Directors of First Defiance to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by First Defiance. First Defiance will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of First Defiance may solicit proxies personally or by telephone without additional compensation.


                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of First Defiance must be received at the main office of First Defiance no later than November 20, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested. In addition, if a shareholder intends to present a proposal at the 2003 annual meeting of shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 3, 2003, then the proxies designated by the Board of Directors of First Defiance for the 2003 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

     Shareholders of First Defiance as of the Voting Record Date for the Annual Meeting are being provided with a copy of First Defiance's Annual Report to Shareholders and Form 10-K for the year ended December 31, 2001 ("Annual Report"). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, and the related report of First Defiance's independent public accountants. The Annual Report is not a part of this Proxy Statement.


                           BY ORDER OF THE BOARD OF DIRECTORS

                           /S/John W. Boesling, Secretary
                           ------------------------------
                           John W. Boesling
                           Secretary
March 20, 2002
Defiance, Ohio

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                         FIRST DEFIANCE FINANCIAL CORP.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          FIRST DEFIANCE FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS
                                 April 23, 2002
                              1:00 p.m. local time

     The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 8, 2002 at the Annual Meeting of Shareholders to be held at the home office of its subsidiary, First Federal Bank, located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday, April 23, 2002, at 1:00 p.m., Eastern Time, and any adjournment thereof.

     1. Election of directors for three-year term expiring in 2005. Nominees for a three-year term expiring in 2005:

                                     With-                   For all
           [ _ ] For          [ _ ]  hold             [ _ ]  Except


         (01) John U. Fauster           (03) James L. Rohrs

         (02) Thomas A. Voigt


INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below. Please be sure to sign and date Date this Proxy in the box below.

--------------------------------------------------------------------------------

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The Board of Directors recommends a vote "FOR" Proposal 1.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS SPECIFIED IN PROPOSAL 1 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                         Please be sure to sign and date
                          this Proxy in the box below.



                    _________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above

    Detach above card,sign, date and mail in postage paid envelope provided.

                      FIRST DEFIANCE FINANCIAL CORP.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

          PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE EMVELOPE PROVIDED.

_________________________________________

_________________________________________

_________________________________________